UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Skyline Champion Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Skyline Champion Corporation

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

July 26, 2022

For Stockholders of record as of June 03, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend meeting, go to: www.proxydocs.com/SKY

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Cmmission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to

www.proxydocs.com/SKY

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before July 15, 2022.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/SKY	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.	* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Skyline Champion Corporation

Meeting Type: Annual Meeting of Stockholders
Date:	Tuesday, July 26, 2022
Time:	10:00 AM, Eastern Time
Place:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/SKY for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/SKY

SEE REVERSE FOR FULL AGENDA

Skyline Champion Corporation

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	To elect nine members of the Board of Directors, each to serve until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

1.01 Keith Anderson

1.02 Michael Berman

1.03 Timothy Bernlohr

1.04 Eddie Capel

1.05 Michael Kaufman

1.06 Erin Mulligan Nelson

1.07 Nikul Patel

1.08 Gary E. Robinette

1.09 Mark Yost

2.	To ratify the appointment of Ernst & Young LLP as Skyline Champion’s independent registered public accounting firm.

3.	To consider a non-binding advisory vote on fiscal 2022 compensation paid to Skyline Champion’s named executive officers.